UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 5, 2007

(Date of Earliest Event Reported)

Cost Plus, Inc.

(Exact name of Registrant as specified in its charter)

California	0-14970	94-1067973
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 4th Street

Oakland, California 94607

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 893-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 24, 2007, Jane L. Baughman was promoted to Executive Vice President and Chief Financial Officer of Cost Plus, Inc (the “Company”), as previously disclosed in a Form 8-K filed on August 24, 2007. On September 5, 2007, the Compensation Committee of the Company’s Board of Directors approved the following changes to Ms. Baughman’s compensation package: (i) an increase in her annual salary from $250,000 to $325,000, (ii) an increase in her target bonus under the Fiscal 2007 Management Incentive Plan from 30% to 40% and (iii) the grant of an option to purchase 30,000 shares of common stock under the Company’s 2004 Stock Plan.

On September 10, 2007, the Company and Ms. Baughman executed a Fourth Amended and Restated Employment Severance Agreement which provides for 12 months of severance pay in the event of involuntary termination of her employment prior to June 15, 2008, other than for cause, and 18 months of severance pay in the event of involuntary termination of her employment prior to June 15, 2008 following a change in control.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description
10.1	Fourth Amended and Restated Employment Severance Agreement dated September 10, 2007 between Cost Plus, Inc. and Jane Baughman.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COST PLUS, INC.

By:	/s/ Jane L. Baughman
Jane L. Baughman,
Executive Vice President and Chief Financial Officer

Dated: September 11, 2007